UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

Mallinckrodt plc
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices)

+353 1 696 0000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:

(Title of each class)
Ordinary shares, par value $0.20 per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Agreement.

As previously disclosed, on March 10, 2020, Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), and certain of its subsidiaries (collectively, the “Debtors”) agreed to a joinder and amendment (the “Joinder and Amendment”) to the Restructuring and Support Agreement, dated as of October 11, 2020, by and among the Debtors and certain of their creditors that would become effective upon receipt of signatures thereto from (i) lenders holding 66.7% of each of Mallinckrodt’s outstanding senior secured term loan due 2024 and its outstanding senior secured term loan due 2025, (ii) the required supporting unsecured noteholders, (iii) the governmental plaintiff ad hoc committee and (iv) the multi-state governmental entities group.
On March 11, 2021, Mallinckrodt received the required signatures for effectiveness of the Joinder and Amendment.
As previously reported in the Company's Current Report on Form 8-K dated March 10, 2020, upon the effectiveness of the Joinder and Amendment, the RSA was amended as follows:
•The supporting parties under the RSA will support a plan of reorganization providing for distributions to lenders holding allowed claims in respect of Mallinckrodt’s senior secured term loans a mandatory prepayment in an amount equal to $114 million arising from excess cash flow with respect to the fiscal year ending December 25, 2020 (if not previously paid following Bankruptcy Court approval thereof) (the “ECF Payment”) and either (1) new senior secured term loans in an amount equal to the remaining principal amount of claims (as reduced by, inter alia, the ECF Payment) bearing interest at a rate per annum equal to LIBOR plus 5.25% (with respect to the senior secured term loan due 2024) or LIBOR plus 5.50% (with respect to the senior secured term loan due 2025) (the “Adjusted Interest Rate”), maturing on the earlier of September 30, 2027 and 5.75 years after emergence and without any financial maintenance covenant or (2) payment in full in cash.
•The Debtors will seek bankruptcy court approval to make ongoing adequate protection interest payments in respect of the senior secured term loans at the Adjusted Interest Rate.
•The Debtors will seek bankruptcy court approval to pay an exit fee equal to 0.5% of the principal amount of the senior secured term loans (after giving effect to the ECF Payment), which fee will increase to 1.0% of such principal amount if the senior secured term loans are not paid in full in cash through the plan.
•Certain milestones were adjusted with the consent of the supporting parties.
The foregoing summary of the Joinder and Amendment is not complete and is qualified in its entirety by reference to the Joinder and Amendment, which was furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 10, 2020 and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1
Joinder Agreement and Amendment to Restructuring Support Agreement, dated as of March 10, 2021 (incorporated by reference to Exhibit 99.1 to Mallinckrodt plc’s Current Report on Form 8-K dated March 10, 2021).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	March 12, 2021	By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President & Chief Financial Officer (principal financial officer)